As filed with the Securities and Exchange Commission on May 17, 2022

Registration No. 333-118140
Registration No. 333-106394
Registration No. 333-39948
Registration No. 333-07225
Registration No. 333-33624
Registration No. 033-62643

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-39948
Form S-8 Registration Statement No. 333-07225
Form S-8 Registration Statement No. 333-33624
Form S-8 Registration Statement No. 033-62643

POST-EFFECTIVE AMENDMENT NO. 2 TO
Form S-8 Registration Statement No. 333-118140
Form S-8 Registration Statement No. 333-106394

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware		72-1123385
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

9320 Lakeside Boulevard,	Suite 100
The Woodlands,	Texas	77381
(Address of principal executive offices)		(Zip Code)

9320 Lakeside Boulevard, Suite 100
The Woodlands, Texas 77381
(Address of Principal Executive Offices, including Zip Code)

Newpark Resources, Inc. 2004 Non-Employee Directors’ Stock Option Plan
Newpark Resources, Inc. 2003 Long Term Incentive Plan
Newpark Resources, Inc. 1995 Incentive Stock Option Plan
Newpark Resources, Inc. 1993 Non-Employee Directors’ Stock Option Plan
Amended and Restated Newpark Resources, Inc. 1988 Incentive Stock Option Plan
Newpark Resources, Inc. 1999 Employee Stock Purchase Plan
(Full title of the plans)

Edward Chipman Earle
Vice President, General Counsel, Chief Compliance Officer, Chief Administrative Officer and Corporate Secretary
Newpark Resources, Inc.
9320 Lakeside Boulevard, Suite 100
The Woodlands, Texas 77381
(281) 362-6800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2, as applicable (collectively, the “Post-Effective Amendment”), relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by Newpark Resources, Inc. (the “Registrant”):
•Registration Statement No. 333-118140 filed with the Securities and Exchange Commission (the “SEC”) on August 12, 2004, registering 1,000,000 shares of the Registrant’s common stock issuable under the Newpark Resources, Inc. 2004 Non-Employee Directors’ Stock Option Plan;
•Registration Statement No. 333-106394 filed with the SEC on June 23, 2003, registering 1,000,000 shares of the Registrant’s common stock issuable under the Newpark Resources, Inc. 2003 Long Term Incentive Plan;
•Registration Statement No. 333-39948 filed with the SEC on June 23, 2000, registering 2,750,000 shares of the Registrant’s common stock issuable under the Newpark Resources, Inc. 1995 Incentive Stock Option Plan;
•Registration Statement No. 333-07225 filed with the SEC on June 28, 1996, registering 1,365,000 shares of the Registrant’s common stock issuable under the Newpark Resources, Inc. 1995 Incentive Stock Option Plan and the Newpark Resources, Inc. 1993 Non-Employee Directors’ Stock Option Plan;
•Registration Statement No. 033-62643 filed with the SEC on September 14, 1995, registering 350,000 shares of the Registrant’s common stock issuable under the Amended and Restated Newpark Resources, Inc. 1988 Incentive Stock Option Plan; and
•Registration Statement No. 333-33624 filed with the SEC on March 30, 2000, registering 500,000 shares of the Registrant’s common stock issuable under the Newpark Resources, Inc. 1999 Employee Stock Purchase Plan.
The Registrant has terminated any and all offerings of the Registrant’s securities pursuant to the Registration Statements. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements, and, in accordance with an undertaking made by the Registrant in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offerings, the Registrant hereby removes from registration any and all securities registered but which remain unsold under the Registration Statements as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2, as applicable, to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on May 17, 2022.

NEWPARK RESOURCES, INC.

By:	/s/ Matthew S. Lanigan
Matthew S. Lanigan
President and Chief Executive Officer
Note: No other person is required to sign this post-effective amendment to the Registration Statement on Form S-8 in reliance on Rule 478 of the Securities Act of 1933, as amended.